UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California (Address of Principal Executive Offices)		92612 (Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

Warehouse and Repurchase Credit Facilities

New Century Financial Corporation (the “Company”), through its subsidiaries, has amended several of its warehouse and repurchase credit facilities as follows:

On September 15, 2003, New Century Mortgage Corporation, a wholly-owned subsidiary of the Company (“NCMC”), and NC Capital Corporation, a wholly-owned subsidiary of NCMC (“NC Capital”), entered into Amendment No. 1 to the Amended and Restated Master Loan and Security Agreement with Morgan Stanley Mortgage Capital Inc. (the “Morgan Credit Facility”). The purpose of the amendment was to temporarily increase the maximum credit available under the Morgan Credit Facility from $1.3 billion to $1.6 billion during the period beginning on September 15, 2003, and ending on October 15, 2003. The amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On September 18, 2003, the Company entered into Amendment No. 1 to the Amended and Restated Guaranty with Morgan Stanley Mortgage Capital Inc. in connection with the Morgan Credit Facility. The purpose of the amendment was to increase the permitted maximum ratio of indebtedness to tangible net worth of the Company from 8:1 to 10:1. The document is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

On September 16, 2003, NCMC and NC Capital entered into Amendment Number Three to the Letter Agreement with Citigroup Global Markets Realty Corp., as successor to Salomon Brothers Realty Corp. (the “Citigroup Aggregation Facility”). The purpose of the amendment was to temporarily increase the maximum credit available under the Citigroup Aggregation Facility from $600 million to $800 million during the period of time beginning on September 16, 2003, and ending on September 23, 2003. The amendment is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

On September 16, 2003, New Century Funding SB-1, a wholly-owned subsidiary of NCMC, entered into Amendment Number Three to the Master Repurchase Agreement with Citigroup Global Markets Realty Corp. (the “Citigroup Repurchase Facility”). The purpose of the amendment was to temporarily increase the maximum credit available under the Citigroup Repurchase Facility from $150 million to $250 million during the period beginning on September 15, 2003, and ending on October 15, 2003. The amendment is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

On September 25, 2003, NC Capital entered into a Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation (the “Bear Stearns Facility”). The maximum credit available under the Bear Stearns Facility is $100 million and is expected to expire in October 2003. On September 25, 2003, the Company entered into a Guaranty with Bear Stearns Mortgage Capital Corporation in connection with the Bear Stearns Facility. The Master Repurchase Agreement and the Guaranty in connection with the Bear Stearns Facility are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report and are incorporated herein by reference.

On September 30, 2003, NCMC and NC Capital entered into Amendment No. 3 to the Second Amended and Restated Loan Purchase Agreement with CDC Mortgage Capital Inc. (the “CDC Credit Facility”). The purpose of the amendment was to amend the CDC Credit Facility to (a) increase the leverage ratio from 8:1 to 10:1 for NCMC and (b) increase the maximum number of shares permitted under the Company’s share repurchase program from 4 million shares to 5 million shares. The amendment is filed as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

10b5-1 Plan

The Company has been advised that Stergios Theologides, Executive Vice President – Corporate Affairs, General Counsel and Secretary of the Company, entered into a stock trading plan on September 12, 2003, designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Under Rule 10b5-1, directors and officers may adopt a prearranged plan or contract for the sale of securities of the Company under specified conditions and at specified times.

Mr. Theologides’ plan allows for the sale of a total of 22,000 shares of the Company’s common stock over a period of approximately fifteen months, and provides for sales of specified share amounts at or above a specified market price, subject to specified limitations. Sales pursuant to this plan may begin on December 1, 2003 and will terminate on February 17, 2005, unless terminated sooner in accordance with the plan’s terms.

Except as may be required by law, the Company does not undertake to report plans by other officers or directors of the Company or to report modifications, terminations, transactions or other activities under Mr. Theologides’ plan or the plan of any other officer or director of the Company.

ITEM 7. EXHIBITS

(c)	Exhibits.

	Exhibit No.	Description
	10.1	Amendment No. 1 to the Amended and Restated Master Loan and Security Agreement, dated as of September 15, 2003, by and among NC Capital Corporation, New Century Mortgage Corporation and Morgan Stanley Mortgage Capital Inc.

	10.2	Amendment No. 1 to the Amended and Restated Guaranty, dated as of September 18, 2003, by and between New Century Financial Corporation and Morgan Stanley Mortgage Capital Inc.

	10.3	Amendment Number Three to the Letter Agreement, dated September 16, 2003, by and among NC Capital Corporation, New Century Mortgage Corporation and Citigroup Global Markets Realty Corp., as successor to Salomon Brothers Realty Corp.

Exhibit No.	Description
10.4	Amendment Number Three to the Master Repurchase Agreement, dated September 16, 2003, by and between New Century Funding SB-1 and Citigroup Global Markets Realty Corp.

10.5	Master Repurchase Agreement, dated September 25, 2003, by and between NC Capital Corporation and Bear Stearns Mortgage Capital Corporation.

10.6	Guaranty, dated as of September 25, 2003, by and between New Century Financial Corporation and Bear Stearns Mortgage Capital Corporation.

10.7	Amendment No. 3 to the Second Amended and Restated Master Loan Purchase Agreement, dated September 30, 2003, by and among NC Capital Corporation, New Century Mortgage Corporation and CDC Mortgage Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

October 9, 2003	By:	/s/ EDWARD F. GOTSCHALL
Edward F. Gotschall Vice Chairman and Chief Financial Officer